Exhibit 99.1

Molina Healthcare Amends Terms for Acquisition of Bright HealthCare’s California Medicare Business

Expected closing on or about January 1, 2024

LONG BEACH, Calif.--(BUSINESS WIRE)--December 18, 2023--Molina Healthcare, Inc. (NYSE: MOH) (“Molina” or the “Company”) announced today that on December 13, 2023, the Company amended its purchase agreement for the acquisition of Bright HealthCare’s California Medicare business. The purchase price for the transaction, net of certain tax benefits, is reduced from the previously announced $510 million to approximately $425 million, and now represents 23% of expected 2023 premium revenue of $1.8 billion. As previously stated by Molina, the acquisition adds $1.00 per share to new store embedded earnings1 and is expected to close on or about January 1, 2024.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.2 million members as of September 30, 2023, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

1 See Reconciliation note below

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements regarding our intended acquisition of Brand New Day and Central Health Plan of California, including the anticipated timing of the closing of the acquisition and our expected new store embedded earnings. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risk that the transaction may not close on a timely basis or at all, our ability to obtain third-party consents and to satisfy all closing conditions, our ability to integrate the acquisition as currently expected without unreasonable delay or cost, and our ultimate realization, as expected, of embedded earnings and our non-recurring costs associated with the recently announced acquisitions. Additional risk factors to which the Company is subject are provided in our periodic reports and filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company cannot give assurances that its forward-looking statements will prove to be accurate. All forward-looking statements represent the Company’s judgment as of the date hereof. Except as may be required by law, the Company assumes no obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Reconciliation - Non-GAAP Financial Measures

The Company includes in this release the financial measure, “new store embedded earnings,” which is a non-GAAP measure. The term is defined as the incremental diluted earnings per share impact that we expect to achieve in future years related to newly awarded but not yet commenced state Medicaid contracts, and recently closed and announced acquisitions. The incremental impact reflects the expected full-year earnings for the newly-awarded California, Iowa, and Nebraska Medicaid contracts, and the Agewell, MyChoice Wisconsin, and California Medicare Health Plans acquisitions, not yet included in the current full-year guidance issued by the Company. This measure excludes amortization of intangible assets and non-recurring costs associated with acquisitions, including various transaction and integration costs. The Company and management believe this measure is useful to investors in assessing the Company’s expected performance related to new Medicaid contracts and acquisitions and is used internally to enable management to assess the Company’s performance consistently over time. New store embedded earnings should be considered as a supplement to, and not as a substitute for or superior to, GAAP measures. Management is unable to reconcile this measure to the growth in GAAP earnings per share, the most directly comparable GAAP measure, without unreasonable effort due to the unknown impact from the amortization of intangible assets related to recently announced acquisitions, which cannot be determined until purchase accounting valuations are completed. Non-recurring costs associated with the recently announced acquisitions are estimated at approximately $15 million.

Contacts

Investor Contact: Joseph Krocheski, , 562-549-4100
Media Contact: Caroline Zubieta, , 562-951-1588